Exhibit L-1

                      Inversiones Sol Energia Chile Ltda.
                               Statement of Income
                 For the Twelve Months Ended December 31, 1999
                                   (Unaudited)
                                    ($000's)


      Dividend Income                                  $ 2,119

      Expenses                                            (197)

      Other Income (Deductions)                            127
                                                       --------
      Net Income Before Tax                              2,049

      Income Tax Expense                                   718
                                                       --------
      Net Income                                       $ 1,331
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